Exhibit 99.2

Independent Accountants’ Report

The Board of Directors

HSBC Finance Corporation:

We have examined management’s assertion that the servicing of private label credit card receivables owned by HSBC Private Label Credit Card Master Note Trust (USA) I (the receivables) has been conducted by HSBC Finance Corporation, as Servicer, in compliance with the terms and conditions as set forth in Article III and Section 5.08 of the Amended and Restated Transfer and Servicing Agreement dated August 11, 2006 (the Agreement), as supplemented by the Series 2002-1 Series Supplement, for the period of January 1, 2007 to March 15, 2007. HSBC Finance Corporation’s management is responsible for the assertion. Our responsibility is to express an opinion on management’s assertion based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence supporting that the servicing of receivables has been conducted in compliance with the terms and conditions as set forth in Article III and Section 5.08 of the Agreement, as supplemented, and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

In our opinion, management's assertion that the servicing of the receivables has been conducted by HSBC Finance Corporation, as Servicer, in compliance with the terms and conditions as set forth in Article III and Section 5.08 of the Amended and Restated Transfer and Servicing Agreement dated August 11, 2006, as supplemented, for the period of January 1, 2007 to March 15, 2007 is fairly stated, in all material respects.

This report is intended solely for the information and use of the addressee and is not intended to be and should not be used by anyone other than this specified party.

/s/ KPMG LLP

Chicago, Illinois

March 3, 2008

Exhibit 99.2

Management Assertion

For the period of January 1, 2007 to March 15, 2007, the servicing of private label credit card receivables owned by HSBC Private Label Credit Card Master Note Trust (USA) I has been conducted by HSBC Finance Corporation, as Servicer, in compliance with the terms and conditions as set forth in Article III and Section 5.08 of the Amended and Restated Transfer and Servicing Agreement dated August 11, 2006, as supplemented by the Series 2002-1 Series Supplement.

On behalf of the Servicer /s/ Joyce Bevacqua Joyce Bevacqua Servicing Officer HSBC Finance Corporation March 3, 2008 Date

On behalf of HSBC Private Label Corporation, as subservicer for the Servicer

/s/ Michael A. Reeves
Michael A. Reeves
Vice President and

Chief Financial Officer
HSBC Private Label Corporation

March 3, 2008
Date

/s/ Stephen C. Basilotto Stephen C. Basilotto Vice President HSBC Private Label Corporation March 3, 2008 Date

Exhibit 99.2

Independent Accountants’ Report

The Board of Directors

HSBC Finance Corporation:

We have examined management’s assertion that the servicing of private label credit card receivables owned by HSBC Private Label Credit Card Master Note Trust (USA) I (the receivables) has been conducted by HSBC Finance Corporation, as Servicer, in compliance with the terms and conditions as set forth in Article III and Section 5.08 of the Amended and Restated Transfer and Servicing Agreement dated August 11, 2006 (the Agreement), as supplemented by the Series 2002-2 Series Supplement, for the period of January 1, 2007 to March 15, 2007. HSBC Finance Corporation’s management is responsible for the assertion. Our responsibility is to express an opinion on management’s assertion based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence supporting that the servicing of receivables has been conducted in compliance with the terms and conditions as set forth in Article III and Section 5.08 of the Agreement, as supplemented, and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

In our opinion, management's assertion that the servicing of the receivables has been conducted by HSBC Finance Corporation, as Servicer, in compliance with the terms and conditions as set forth in Article III and Section 5.08 of the Amended and Restated Transfer and Servicing Agreement dated August 11, 2006, as supplemented, for the period of January 1, 2007 to March 15, 2007 is fairly stated, in all material respects.

This report is intended solely for the information and use of the addressee and is not intended to be and should not be used by anyone other than this specified party.

/s/ KPMG LLP

Chicago, Illinois

March 3, 2008

Exhibit 99.2

Management Assertion

For the period of January 1, 2007 to March 15, 2007, the servicing of private label credit card receivables owned by HSBC Private Label Credit Card Master Note Trust (USA) I has been conducted by HSBC Finance Corporation, as Servicer, in compliance with the terms and conditions as set forth in Article III and Section 5.08 of the Amended and Restated Transfer and Servicing Agreement dated August 11, 2006, as supplemented by the Series 2002-2 Series Supplement.

On behalf of the Servicer /s/ Joyce Bevacqua Joyce Bevacqua Servicing Officer HSBC Finance Corporation March 3, 2008 Date

On behalf of HSBC Private Label Corporation, as subservicer for the Servicer

/s/ Michael A. Reeves
Michael A. Reeves
Vice President and

Chief Financial Officer
HSBC Private Label Corporation

March 3, 2008
Date

/s/ Stephen C. Basilotto Stephen C. Basilotto Vice President HSBC Private Label Corporation March 3, 2008 Date